Exhibit 10.1

Execution Version

FIFTH AMENDMENT

FIFTH AMENDMENT (this “Fifth Amendment”), dated as of December 17, 2024, among CORE & MAIN LP, a Florida limited partnership (the “Borrower”), the several banks and financial institutions parties hereto and the Administrative Agent (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of August 1, 2017 (as amended by the Lender Joinder Agreement, dated as of July 8, 2019, the First Amendment, dated as of July 27, 2021, the Second Amendment, dated as of February 26, 2023, the Third Amendment, dated as of February 9, 2024, the Fourth Amendment, dated as of May 21, 2024, and as further amended, supplemented, waived or otherwise modified from time to time prior to the Fifth Amendment Effective Date (as defined in Section 4 hereof), the “Existing Credit Agreement”; the Existing Credit Agreement, as amended pursuant to the Refinancing Amendments (as defined below), the “Refinanced Credit Agreement”; the Refinanced Credit Agreement, as amended pursuant to the Incremental Amendments (as defined below), the “Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”);

WHEREAS, pursuant to and in accordance with Subsection 2.11 of the Existing Credit Agreement, the Borrower has requested that Specified Refinancing Term Loans in an aggregate principal amount of $744,375,000 be made available to the Borrower, and the Tranche E Term Lenders (as defined in Section 2(c)(i) hereof) and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, (a) that each Tranche E Term Lender with a Tranche E Term Loan Commitment (as defined in Section 2(c)(i) hereof) will make Specified Refinancing Term Loans in the form of Tranche E Term Loans (as defined in Section 2(c)(i) hereof) in the amount of such Tranche E Term Loan Commitment, (b) that the proceeds of the Tranche E Term Loans provided by the New Tranche E Term Lenders (as defined in Section 2(c)(i) hereof), together with cash on hand, any borrowings under the Senior ABL Agreement and the proceeds of the Supplemental Term Loans (as defined below), will be used to (i) repay the Tranche C Term Loans outstanding on the date hereof that are not exchanged for Tranche E Term Loans pursuant to this Fifth Amendment, (ii) to repay a portion of the Tranche D Term Loans outstanding on the date hereof and/or (iii) to pay fees, costs and expenses incurred in connection with the foregoing and (c) to amend the Existing Credit Agreement to the extent necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the Incurrence of the Tranche E Term Loans (such amendments, the “Refinancing Amendments”);

WHEREAS, certain Lenders holding Tranche C Term Loans (each, an “Existing Tranche C Term Lender” and, collectively, the “Existing Tranche C Term Lenders”) have elected, and the Borrower has agreed, to exchange (by exercising a cashless rollover option pursuant to Subsection 4.4(g) of the Existing Credit Agreement) their Tranche C Term Loans for Tranche E Term Loans on the Fifth Amendment Effective Date (as defined in Section 2(c)(i) hereof) by executing and delivering a Lender Signature Page to Fifth Amendment in the form attached as Exhibit A hereto (an “Existing Lender Signature Page”);

WHEREAS, pursuant to and in accordance with Subsection 2.8 of the Refinanced Credit Agreement, the Borrower has requested that the Persons set forth in Schedule A-5 hereto (each, an “Incremental Term Lender”) make term loan commitments in an aggregate amount of $200,000,000 to the Borrower on the Fifth Amendment Effective Date, in each case subject to the terms and conditions set forth herein;

WHEREAS, each Incremental Term Lender and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein and in the Refinanced Credit Agreement, that each Incremental Term Lender will make its Supplemental Term Commitment (as defined below) in an aggregate amount not to exceed the amount set forth opposite such Incremental Term Lender’s name in Schedule A-5 hereto (as to each such Incremental Term Lender, its “Supplemental Term Commitment”; term loans made by each Incremental Term Lender in respect thereof, its “Supplemental Term Loans”), which will take the form of an increase in the aggregate existing Tranche E Term Loans from $744,375,000 to $944,375,000; and

WHEREAS, pursuant to and in accordance with Subsection 2.8(c) of the Refinanced Credit Agreement, the Borrower and the Incremental Term Lenders agree to amend the Refinanced Credit Agreement as set forth in Section 3 hereof (such amendments, the “Incremental Amendments”), subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Agreements and Amendment of the Credit Agreement.

(a) Establishment of Tranche E Term Loans.

(i) The Tranche E Term Loans extended by the New Tranche E Term Lenders shall be deemed to be “Specified Refinancing Term Loans”, the New Tranche E Term Lenders shall be deemed to be “Specified Refinancing Lenders”, the Tranche E Term Loans representing the Tranche C Term Loans exchanged by the Existing Tranche C Term Lenders by exercising a cashless rollover option pursuant to Subsection 4.4(g) of the Credit Agreement shall be deemed to be “Rollover Indebtedness” and Section 2 of this Fifth Amendment shall be deemed to be a “Specified Refinancing Amendment” and a “Loan Document”, in each case, for all purposes of the Credit Agreement, as amended by this Fifth Amendment, and the other Loan Documents. The Borrower and the Administrative Agent hereby consent, pursuant to Subsections 11.6(b)(i) and 2.11(b) of the Credit Agreement, to the inclusion as an “Additional Specified Refinancing Lender” of each New Tranche E Term Lender that is party to this Fifth Amendment that is not an existing Lender, an Affiliate of an existing Lender or an Approved Fund.

(b) Certain Agreements.

(i) Each Exchanging Tranche C Term Lender hereby waives any right to receive any payments under Subsection 4.12 of the Credit Agreement as a result of the Tranche E Effective Date Transactions. It is understood and agreed that the Borrower, with the consent of the Administrative Agent, may elect on or prior to the Fifth Amendment Effective Date that the Tranche E Term Loans for which the Tranche C Term Loans are exchanged be Term SOFR Rate Loans having an Interest Period designated by the Borrower, regardless of whether the Fifth Amendment Effective Date is the last day of an Interest Period with respect to such exchanged Tranche C Term Loans.

(ii) The Borrower hereby agrees that it shall, together with any prepayment of the Tranche C Term Loans pursuant to this Fifth Amendment, pay to the Existing Tranche C Term Lenders, on the Fifth Amendment Effective Date, accrued and unpaid interest to the Fifth Amendment Effective Date on the amount of Tranche C Term Loans prepaid or exchanged pursuant to this Fifth Amendment.

(iii) The parties hereto acknowledge and agree that the making of the Tranche E Term Loan Commitments, the funding of (or exchange of Tranche C Term Loans in lieu thereof for) the Tranche E Term Loans and the amendments to the Existing Credit Agreement effectuated by this Fifth Amendment, shall occur in such order and such manner as set forth herein, except to the extent that the Existing Credit Agreement or the Credit Agreement, as applicable, may otherwise so require in order to make such amendments effective or to consummate the Tranche E Effective Date Transactions, in which event they shall occur in such order or manner as shall be so required.

(c) Amendments. Effective as of the Fifth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)	by adding the following new definitions to Subsection 1.1 of the Credit Agreement, to appear in proper alphabetical order:

“Exchanging Tranche C Term Lender”: as defined in Subsection 2.1(e)(ii).

“Existing Tranche C Term Lenders”: those Lenders holding a Tranche C Term Loan immediately prior to the Fifth Amendment Effective Date.

“Fifth Amendment”: the Fifth Amendment, dated as of December 17, 2024, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fifth Amendment Effective Date”: December 17, 2024.

“New Tranche E Term Lenders”: as defined in Subsection 2.1(e)(i).

“New Tranche E Term Loan”: as defined in Subsection 2.1(e)(i).

“Non-Exchanging Tranche C Term Lender”: as defined in Subsection 2.1(e)(ii).

“Tranche E Effective Date Transactions”: collectively, any or all of the following (whether taking place prior to, on or following the Fifth Amendment Effective Date): (i) the entry into the Fifth Amendment and Incurrence of Tranche E Term Loans (including via an exchange of the Tranche C Term Loans for Tranche E Term Loans) thereunder, (ii) the repayment of the Tranche C Term Loans held by the Non-Exchanging Tranche C Term Lenders or exchange by the Exchanging Tranche C Term Lenders of the Tranche C Term Loans through a cashless rollover pursuant to Subsection 4.4(g), (iii) the repayment of a portion of the Tranche D Term Loans outstanding on the Fifth Amendment Effective Date and (iv) all other transactions relating to any of the foregoing (including payment of fees, premiums and expenses related to any of the foregoing).

“Tranche E Installment Date”: as defined in Subsection 2.2(b)(v).

“Tranche E Repricing Transaction”: the prepayment, refinancing, substitution or replacement of all or a portion of the Tranche E Term Loans (including, without limitation, as may be effected through any amendment, waiver or modification to this Agreement relating to the interest rate for, or weighted average yield of, the Tranche E Term Loans), (a) if the primary purpose of such prepayment, refinancing, substitution, replacement, amendment, waiver or modification is (as determined by the Borrower in good faith, which determination shall be conclusive) to refinance the Tranche E Term Loans at a lower “effective yield” (taking into account, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Term SOFR Rate, but including any Term SOFR Rate floor or similar floor that is higher than the then applicable Term SOFR Rate), (b) if the prepayment, refinancing, substitution, replacement, amendment, waiver or modification is effectuated by the incurrence by the Borrower or any Restricted Subsidiary of new Indebtedness, such new Indebtedness is broadly marketed or syndicated first lien secured bank financing, and (c) if such prepayment, refinancing, substitution, replacement, amendment, waiver or modification results in first lien secured bank financing having an “effective yield” (as reasonably determined by the Administrative Agent, in consultation with the Borrower, consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing (calculated based on assumed four-year average life), but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Term SOFR Rate, but including any Term SOFR Rate floor or similar floor that is higher than the then applicable Term SOFR Rate) that is less than the “effective yield” (as reasonably determined by the Administrative Agent, in consultation with the Borrower, on the same basis) of the Tranche E Term Loans prior to being so prepaid, refinanced, substituted or replaced or subject to such amendment, waiver or modification to this Agreement.

“Tranche E Term Lender”: any Lender having a Tranche E Term Loan Commitment and/or a Tranche E Term Loan outstanding hereunder.

“Tranche E Term Loan”: as defined in Subsection 2.1(e)(i).

“Tranche E Term Loan Commitment”: as to any Lender, its obligation to make Tranche E Term Loans to the Borrower pursuant to Subsection 2.1(e) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A-4 under the heading “Tranche E Term Loan Commitment” or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Tranche E Term Loan Commitment assigned to such Assignee pursuant to Subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Lenders, the “Tranche E Term Loan Commitments”. The original aggregate amount of the Tranche E Term Loan Commitments on the Fifth Amendment Effective Date, immediately after giving effect to the Fifth Amendment, is $944,375,000.

“Tranche E Term Loan Maturity Date”: February 9, 2031.

(ii)	by amending and restating the following definitions in Subsection 1.1 of the Credit Agreement as follows:

“Additional Obligations”: senior or subordinated Indebtedness (which Indebtedness may be (x) secured by a Lien ranking pari passu to the Lien securing the Term Loan Facility Obligations, (y) secured by a Lien ranking junior to the Lien securing the Term Loan Facility Obligations or (z) unsecured), including customary bridge financings, in each case issued or incurred by the Borrower, a Guarantor or an Escrow Subsidiary, the terms of which Indebtedness (i) either (x) do not provide for a maturity date or weighted average life to maturity earlier than the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Tranche E Term Loan Maturity Date or shorter than the remaining weighted average life to maturity of the Initial Term Loans, the Tranche C Term Loans or the Tranche E Term Loans, as the case may be (other than an earlier maturity date and/or shorter weighted average life to maturity (1) for customary bridge financings, which, subject to customary conditions (as determined by the Borrower in good faith, which determination shall be conclusive), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Tranche E Term Loan Maturity Date or the remaining weighted average life to maturity of the Initial Term Loans, the Tranche C Term Loans or the Tranche E Term Loans, as applicable, (2) pursuant to an escrow or similar arrangement with respect to the proceeds of such Additional Obligation or (3) of Additional Obligations in an aggregate principal amount at any time outstanding (together with the aggregate principal amount of any Refinancing Indebtedness and Indebtedness under any Incremental Term Loan Commitments, any applicable Extended Tranche and any Specified Refinancing Term Loan Facility, in each case outstanding under the Earlier Maturity Date Basket) not in excess of the Earlier Maturity Date Basket), or (y) in the case of any Indebtedness under any revolving credit facility, do not provide for a maturity date earlier than the Stated Maturity of the ABL Facility Loans, (ii) to the extent such Indebtedness is subordinated, provide for customary payment subordination to the Term Loan Facility Obligations under the Loan Documents as determined by the Borrower in good faith, which determination shall be conclusive, and (iii) do not provide for any mandatory repayment or redemption from the Net Available Cash of Asset Dispositions (other than any Asset Disposition in respect of any assets, business or Person the acquisition of which was financed, all or in part, with such Additional Obligations and the disposition of which was contemplated by any definitive agreement in respect of such acquisition) or Recovery Events or from Excess Cash Flow, to the extent the Net Available Cash of such Asset Disposition or Recovery Event or such Excess Cash Flow are required to be applied to repay the Initial Term Loans, the Tranche C Term Loans and/or the Tranche E Term Loans hereunder pursuant to Subsection 4.4(e), on more than a ratable basis with the Initial Term Loans, the Tranche C Term Loans and/or the Tranche E Term Loans (after giving effect to any amendment in accordance with Subsection 11.1(d)(vi)); provided that (a) other than with respect to proceeds of such Additional Obligations which are subject to an escrow or similar arrangement and any related deposit of cash, Cash Equivalents and/or Temporary Cash Investments to cover interest and premium in respect of such Additional Obligations, such Indebtedness shall not be secured by any Lien on any asset of any Loan Party that does not also secure the Term Loan Facility Obligations, or be guaranteed by any Person other than the Loan Parties (it being understood that the primary obligation of an Escrow Subsidiary shall not constitute a guarantee by a Person other than a Loan Party), and (b) if secured by Collateral, such

Indebtedness (and all related Obligations) shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement (if such Indebtedness and related Obligations constitute First Lien Obligations), any Junior Lien Intercreditor Agreement (if such Indebtedness and related Obligations do not constitute First Lien Obligations) or an Other Intercreditor Agreement (if otherwise agreed by the Administrative Agent and the Borrower).

“Commitment”: as to any Lender, such Lender’s Initial Term Loan Commitments, Tranche C Term Loan Commitments, Tranche E Term Loan Commitments and Incremental Commitments, as the context requires.

“Disqualified Stock”: with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition), in whole or in part, in each case on or prior to the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Tranche E Term Loan Maturity Date; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Extension of Credit”: as to any Lender, the making of an Original Initial Term Loan (excluding any Supplemental Term Loans being made under the Original Initial Term Loan Tranche), a Tranche B Term Loan (excluding any Supplemental Term Loans being made under the Tranche B Term Loan Tranche), the Tranche C Term Loans, the Tranche D Term Loans (excluding any Supplemental Term Loans being made under the Tranche D Term Loan Tranche), the Tranche E Term Loans (excluding any Supplemental Term Loans being made under the Tranche E Term Loan Tranche) or an Incremental Revolving Loan (other than the initial extension of credit thereunder).

“Facility”: each of (a) the Original Initial Term Loan Commitments and the Extensions of Credit made thereunder (the “Initial Term Loan Facility”), (b) the Tranche B Term Loan Commitments and the Extensions of Credit made thereunder, (c) the Tranche C Term Loan Commitments and the Extensions of Credit made thereunder, (d) the Tranche D Term Loan Commitments and the Extensions of Credit made thereunder, (e) the Tranche E Term Loan Commitments and the Extensions of Credit made thereunder, (f) Incremental Term Loans of the same Tranche, (g) Incremental Revolving Commitments of the same Tranche and Extensions of Credit made thereunder, (h) any Extended Term Loans of the same Extension Series and (i) any Specified Refinancing Term Loans of the same Tranche (other than Tranche B Term Loans), and collectively the “Facilities.”

“Interest Period”: with respect to any Term SOFR Rate Loan:

(a)

initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term SOFR Rate Loan and ending (v) one, three or six months (or if agreed to by each affected Lender, 12 months or a shorter period) thereafter, (w) on the last day of the first fiscal quarter ending after the Closing Date, (x) on the last day of the first or the first full fiscal quarter ending after the First Amendment Effective Date, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, (y) solely with respect to the initial borrowing of Tranche C Term Loans on the Third Amendment Effective Date, April 29, 2024 or (z) solely with respect to the initial borrowing of Tranche E Term Loans on the Fifth Amendment Effective Date, January 27, 2025; and

(b)

thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term SOFR Rate Loan and ending one, three or six months (or if agreed to by each affected Lender, 12 months or a shorter period) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)

if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)	any Interest Period that would otherwise extend beyond the applicable Maturity Date shall (for all purposes other than Subsection 4.12) end on the applicable Maturity Date; and

(iii)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Junior Capital”: collectively, any Indebtedness of any Parent Entity or IPO Vehicle or the Borrower that (i) is not secured by any asset of the Borrower or any Restricted Subsidiary, (ii) is expressly subordinated to the prior payment in full of the Term Loan Facility Obligations hereunder on terms consistent with those for senior subordinated high yield debt securities issued by U.S. companies sponsored by CD&R (as determined in good faith by the Borrower, which determination shall be conclusive), (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Tranche E Term Loan Maturity Date (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Borrower, Capital Stock of any Parent Entity or IPO Vehicle or any other Junior Capital), (iv) has no mandatory redemption or prepayment obligations other than (a) obligations that are subject to the prior payment in full in cash of the Term Loans and (b) pursuant to an escrow or similar arrangement with respect to the proceeds of such Junior Capital and (v) does not require the payment of cash interest until the date that is 91 days after the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Tranche E Term Loan Maturity Date.

“Loan”: each Initial Term Loan, Tranche C Term Loan, Tranche E Term Loan, Incremental Term Loan, Extended Term Loan, Specified Refinancing Term Loan or Incremental Revolving Loan, as the context shall require; collectively, the “Loans.”

“Maturity Date”: the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date, the Tranche E Term Loan Maturity Date, for any Extended Tranche the “Maturity Date” set forth in the applicable Extension Amendment, for any Incremental Commitments the “Maturity Date” set forth in the applicable Incremental Commitment Amendment and for any Specified Refinancing Tranche the “Maturity Date” set forth in the applicable Specified Refinancing Amendment, in each case as the context may require.

“Refinancing Indebtedness”: Indebtedness that is Incurred to refinance Indebtedness (or unutilized commitments in respect of Indebtedness) Incurred pursuant to this Agreement and the Loan Documents, the Senior ABL Facility and any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Closing Date and set forth on Schedule

8.1 or Incurred (or established) in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness (or unutilized commitments in respect of Indebtedness) of the Borrower or any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness (or unutilized commitments in respect of Indebtedness) of the Borrower or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness (x) has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced (or, if earlier, the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date and the Tranche E Term Loan Maturity Date), (y) has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced (or, if shorter, the remaining weighted average life to maturity of the Initial Term Loans, the Tranche C Term Loans and the Tranche E Term Loans) (provided that any applicable Refinancing Indebtedness may have an earlier maturity date and/or shorter weighted average life to maturity (1) in the case of customary bridge financings, which, subject to customary conditions (as determined by the Borrower in good faith, which determination shall be conclusive), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for such earlier maturity date or such shorter weighted average life to maturity, (2) pursuant to an escrow or similar arrangement with respect to the proceeds of such Refinancing Indebtedness or (3) if the aggregate principal amount of such applicable Refinancing Indebtedness at any time outstanding (together with the aggregate principal amount of any Additional Obligations and Indebtedness under any Incremental Term Loan Commitments, any Specified Refinancing Term Loan Facility and any applicable Extended Tranche, in each case outstanding under the Earlier Maturity Date Basket) does not exceed the Earlier Maturity Date Basket) and (z) if an Event of Default under Subsection 9.1(a) or (f) is continuing, is subordinated in right of payment to the Term Loan Facility Obligations to the same extent as the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or, if issued with original issue discount, with an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under the financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Subsection 8.1 immediately prior to such refinancing, plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing, (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Borrower or a Subsidiary Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Subsection 8.1 or (y) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary, and (4) if the Indebtedness being refinanced constitutes Additional Obligations, Rollover Indebtedness, Permitted Debt Exchange Notes or Term Loan Facility Obligations Incurred pursuant to Subsection 8.1(b)(i)(II)(a) (or Refinancing Indebtedness in respect of the foregoing Indebtedness), (w) the Refinancing Indebtedness complies with the requirements of the definition of “Additional Obligations” (other than clause (ii) thereof), (x) if the Indebtedness being refinanced is unsecured and an Event of Default under Subsection 9.1(a) or (f) is continuing, the Refinancing Indebtedness is unsecured and (y) if the Indebtedness being refinanced is secured by a Lien on Term Loan Priority Collateral ranking junior to the Liens on Term Loan Priority Collateral securing the Term Loan Facility Obligations and an Event of Default under Subsection 9.1(a) or (f) is continuing, the Refinancing Indebtedness is unsecured or secured by a Lien on Term Loan Priority Collateral ranking junior to the Liens on Collateral securing the Term Loan Facility Obligations.

“Term Loan Commitment”: as to any Lender, the aggregate of its Initial Term Loan Commitments, Tranche C Term Loan Commitments, Tranche E Term Loan Commitments, Incremental Term Loan Commitment and Supplemental Term Loan Commitments; collectively as to all Lenders the “Term Loan Commitments.”

“Term Loans”: the Initial Term Loans, Tranche C Term Loans, Tranche E Term Loans, Incremental Term Loans, Extended Term Loans and Specified Refinancing Term Loans, as the context shall require.

“Tranche”: (i) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) Original Initial Term Loans or Original Initial Term Loan Commitments, (2) Tranche B Term Loans or Tranche B Term Loan Commitments, (3) Tranche C Term Loans or Tranche C Term Loan Commitments, (4) Tranche D Term Loans or Tranche D Term Loan Commitments, (5) Tranche E Term Loans or Tranche E Term Loan Commitments, (6) Incremental Loans or Incremental Term Loan Commitments with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to Subsection 2.8, (7) Extended Term Loans (of the same Extension Series) or (8) Specified Refinancing Term Loan Facilities with the same terms and conditions made on the same day and any

Supplemental Term Loans added to such Tranche pursuant to Subsection 2.8 (excluding Tranche B Term Loans, Tranche B Term Loan Commitments, Tranche D Term Loans, Tranche D Term Loan Commitments, Tranche E Term Loans and Tranche E Term Loan Commitments) and (ii) with respect to Revolving Loans or commitments, refers to whether such Revolving Loans or commitments are Incremental Revolving Commitments or Incremental Revolving Loans with the same terms and conditions made on the same day pursuant to Subsection 2.8.

“Tranche C Term Loan Commitment”: as to any Lender, its obligation to make Tranche C Term Loans to the Borrower pursuant to Subsection 2.1(c) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A-2 under the heading “Tranche C Term Loan Commitment” or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Tranche C Term Loan Commitment assigned to such Assignee pursuant to Subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Lenders, the “Tranche C Term Loan Commitments”. The original aggregate amount of the Tranche C Term Loan Commitments on the Third Amendment Effective Date, immediately after giving effect to the Third Amendment, is $750,000,000.

“Tranche D Term Loan”: as defined in Subsection 2.1(d)(i).

“Tranche D Term Loan Commitment”: as to any Lender, its obligation to make Tranche D Term Loans to the Borrower pursuant to Subsection 2.1(d) in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A-3 under the heading “Tranche D Term Loan Commitment” or, in the case of any Lender that is an Assignee, the amount of the assigning Lender’s Tranche D Term Loan Commitment assigned to such Assignee pursuant to Subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Lenders, the “Tranche D Term Loan Commitments”. The original aggregate amount of the Tranche D Term Loan Commitments on the Fourth Amendment Effective Date, immediately after giving effect to the Fourth Amendment, is $1,458,750,000.

(iii)	by amending the definition of “Related Taxes” to include “or the Tranche E Effective Date Transactions” after each reference to the Tranche C Effective Date Transactions.

(iv)	by amending Subsection 2.1 of the Credit Agreement to add a new subclause (e) as follows:

“(e) (i) Subject to the terms and conditions hereof, each Lender listed on Schedule A-4 under the heading “Tranche E Term Loan Commitment” attached hereto (the “New Tranche E Term Lenders”) severally agrees to make, in Dollars, in a single draw on the Fifth Amendment Effective Date, one or more term loans (each, a “New Tranche E Term Loan” and, collectively with the term loans representing the Tranche C Term Loans exchanged by the Existing Tranche C Term Lenders by exercising a cashless rollover pursuant to Subsection 4.4(g) and the Supplemental Term Loans made pursuant to the Fifth Amendment, the “Tranche E Term Loans”) to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule A-4 under the heading “Tranche E Term Loan Commitment”, as such amount may be adjusted or reduced pursuant to the terms hereof; provided that Exchanging Tranche C Term Lenders shall make their respective Tranche E Term Loans by exchanging their Tranche C Term Loans for Tranche E Term Loans constituting Rollover Indebtedness in lieu of their pro rata portion of the prepayment of Tranche C Term Loans pursuant to Subsection 4.4(g).

(ii) Subject to the terms and conditions hereof, on the Fifth Amendment Effective Date, upon execution of the Fifth Amendment by an Existing Tranche C Term Lender (each such Existing Tranche C Term Lender, an “Exchanging Tranche C Term Lender”, and each Existing Tranche C Term Lender other than an Exchanging Tranche C Term Lender, a “Non-Exchanging Tranche C Term Lender”), all of the Tranche C Term Loans held by such Exchanging Tranche C Term Lender (or such lesser amount allocated to such Lender by the Administrative Agent) shall be exchanged for Tranche E Term Loans through a cashless rollover pursuant to Subsection 4.4(g). For the avoidance of doubt, such Tranche E Term Loans held by an Exchanging Tranche C Term Lender shall constitute “Rollover Indebtedness” for all purposes under this Agreement.

(iii) The Tranche E Term Loans, except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Rate Loans.

Without limitation of Subsections 2.8 and 8.1(b)(i), once repaid, Tranche E Term Loans incurred hereunder may not be reborrowed. On the Fifth Amendment Effective Date (after giving effect to the incurrence of Tranche E Term Loans on such date), the Tranche E Term Loan Commitments of each Tranche E Term Lender shall terminate.”;

(v)

by amending the definition of “Applicable Margin” by (x) replacing the reference to “and (d)” with “, (d)” in the first sentence thereof and (y) adding “, and (e) Tranche E Term Loans (i) with respect to ABR Loans, 1.00% per annum, and (ii) with respect to Term SOFR Rate Loans, 2.00% per annum” at the end of the first sentence thereof;

(vi)	by amending the proviso in the definition of “Term SOFR Rate” as follows:

provided, further, that if Term SOFR Rate determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than (v) with respect to Original Initial Term Loans, 1.00%, (w) with respect to Tranche B Term Loans, 0.00%, (x) with respect to Tranche C Term Loans, 0.00%, (y) with respect to Tranche D Term Loans, 0.00% and (z) with respect to Tranche E Term Loans, 0.00%, then Term SOFR Rate shall be deemed to be (v) with respect to Original Initial Term Loans, 1.00%, (w) with respect to Tranche B Term Loans, 0.00%, (x) with respect to Tranche C Term Loans, 0.00%, (y) with respect to Tranche D Term Loans, 0.00% and (z) with respect to Tranche E Term Loans, 0.00%; provided, further, that with respect to any Term SOFR Rate Loans, for any Interest Period, Term SOFR Rate shall include the Term SOFR Rate Adjustment.

(vii)	by amending and restating in its entirety Subsection 2.2(a) of the Credit Agreement as follows:

(a) The Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Closing Date (in the case of requests relating to Loans other than the Tranche B Term Loans, the Tranche C Term Loans, the Tranche D Term Loans or the Tranche E Term Loans), the First Amendment Effective Date (in the case of requests relating to the Tranche B Term Loans), the Third Amendment Effective Date (in the case of requests relating to the Tranche C Term Loans), the Fourth Amendment Effective Date (in the case of requests relating to the Tranche D Term Loans) or the Fifth Amendment Effective

Date (in the case of requests relating to the Tranche E Term Loans) or in connection with any assignment pursuant to Subsection 11.6(b), in order to evidence such Lender’s Loan, the Borrower shall execute and deliver to such Lender a promissory note substantially in the form of Exhibit A (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Note”, and, collectively, the “Notes”), in each case with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Loans made (or acquired by assignment pursuant to Subsection 11.6(b)) by such Lender to the Borrower. Each Note shall be dated the Closing Date; provided, that each Note in respect of a Tranche B Term Loan shall be dated the First Amendment Effective Date, each Note in respect of a Tranche C Term Loan shall be dated the Third Amendment Effective Date, each Note in respect of a Tranche D Term Loan shall be dated the Fourth Amendment Effective Date and each Note in respect of a Tranche E Term Loan shall be dated the Fifth Amendment Effective Date. Each Note shall be payable as provided in Subsection 2.2(b) and provide for the payment of interest in accordance with Subsection 4.1.

(viii)	by amending Subsection 2.2(b) of the Credit Agreement to add a new subclause (v) as follows:

“(v) The Tranche E Term Loans of all the Lenders shall be payable in consecutive quarterly installments beginning on January 31, 2025 up to and including the Tranche E Term Loan Maturity Date (subject to reduction as provided in Subsection 4.4), on the dates (each such date, a “Tranche E Installment Date”) and in the principal amounts, subject to adjustment as set forth below, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable Tranche E Installment Dates (or, if less, the aggregate amount of such Tranche E Term Loans then outstanding):

Date	Amount
The last Business Day of each Fiscal Quarter ending prior to the Tranche E Term Loan Maturity Date	0.25% of the aggregate initial principal amount of the Tranche E Term Loans on the Fifth Amendment Effective Date

Date	Amount
Tranche E Term Loan Maturity Date	All unpaid aggregate principal amounts of any outstanding Tranche E Term Loans

”;

(ix)	by amending and restating in its entirety Subsection 2.3 of the Credit Agreement as follows:

“The Borrower shall have given the Administrative Agent notice (which notice must have been received by the Administrative Agent prior to 12:00 P.M., New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), and shall be revocable at any time prior to funding) one Business Day prior to the Closing Date, the First Amendment Effective Date, the Third Amendment Effective Date, the Fourth Amendment Effective Date or the Fifth Amendment Effective Date, as applicable, specifying the amount of the Initial Term Loans, the Tranche C Term Loans, the Tranche D Term Loans or the Tranche E Term Loans, as applicable, to be borrowed by the Borrower. Upon receipt of such notice, the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender having an Initial Term Loan Commitment, a Tranche C Term Loan Commitment, the Tranche D Term Loan Commitment or the Tranche E Term Loan Commitment, as applicable, will make the amount of its pro rata share of the applicable Initial Term Loan Commitments, the Tranche C Term Loan Commitments, the Tranche D Term Loan Commitments or the Tranche E Term Loan Commitments, as applicable, available to the Administrative Agent, in each case for the account of the Borrower at the office of the Administrative Agent specified in Subsection 11.2 prior to 10:00 A.M., New York City time (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice), on the Closing Date, the First Amendment Effective Date, the Third Amendment Effective Date, the Fourth Amendment Effective Date or the Fifth Amendment Effective Date, as applicable, in funds immediately available to the Administrative Agent.

The Administrative Agent shall on such date credit the account of the Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.”

(x)	by amending and restating in its entirety Subsection 2.5(a) of the Credit Agreement as follows:

(a) The Borrower hereby, unconditionally promises to pay to the Administrative Agent in the currency in which the applicable Loans are denominated for the account of (i) each Lender the then unpaid principal amount of each Initial Term Loan of such Lender made to the Borrower, on the Initial Term Loan Maturity Date (or such earlier date on which the Initial Term Loans become due and payable pursuant to Section 9), (ii) each Lender the then unpaid principal amount of each Tranche C Term Loan of such Lender made to the Borrower, on the Tranche C Term Loan Maturity Date (or such earlier date on which the Tranche C Term Loans become due and payable pursuant to Section 9) and (iii) each Lender the then unpaid principal amount of each Tranche E Term Loan of such Lender made to the Borrower, on the Tranche E Term Loan Maturity Date (or such earlier date on which the Tranche E Term Loans become due and payable pursuant to Section 9). The Borrower hereby, further agrees to pay interest (which payments shall be payable in the same currency in which the respective Loan is denominated) on the unpaid principal amount of such Loans from time to time outstanding from the Closing Date or the Third Amendment Effective Date, as applicable, until payment in full thereof at the rates per annum, and on the dates, set forth in Subsection 4.1.

(xi)

by amending Subsection 2.8(d) of the Credit Agreement by (i) deleting the references to “Initial Term Loans or Tranche C Term Loans” and replacing them with “Initial Term Loans, Tranche C Term Loans or Tranche E Term Loans”, (ii) deleting the references to “Initial Term Loans and/or the Tranche C Term Loans” and replacing them with “Initial Term Loans, Tranche C Term Loans and/or the Tranche E Term Loans”, (iii) deleting the references to “Initial Term Loan Maturity Date or the Tranche C Term Loan Maturity Date” and replacing them with “Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date or the Tranche E Term Loan Maturity Date” and (iv) deleting the reference to “Initial Term Loan

Maturity Date and/or the Tranche C Term Loan Maturity Date” and replacing it with “Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date and/or the Tranche E Term Loan Maturity Date”.

(xii)	by amending and restating the last proviso of Subsection 2.10(a) of the Credit Agreement as follows:

“provided that, notwithstanding anything to the contrary in this Subsection 2.10 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions than the assignment and participation provisions applicable to Initial Term Loans, Tranche C Term Loans and Tranche E Term Loans set forth in Subsection 11.6.”

(xiii)	by amending and restating Subsection 2.10(c)(ii) of the Credit Agreement as follows:

“(ii) the definitions of “Additional Obligations”, “Disqualified Stock”, “Junior Capital” and “Refinancing Indebtedness” and Subsection 8.8(b) to amend the maturity date and the weighted average life to maturity requirements, from the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date and/or the Tranche E Term Loan Maturity Date and remaining weighted average life to maturity of the Initial Term Loans, the Tranche C Term Loans and/or the Tranche E Term Loans to the extended maturity date and the remaining weighted average life to maturity of such Extended Tranche, as applicable and”

(xiv)	by amending Subsection 4.4(a) of the Credit Agreement by inserting the following as the new last sentence thereof:

“Each prepayment of Tranche E Term Loans pursuant to this Subsection 4.4(a) made prior to the date that is six months after the Fifth Amendment Effective Date in an amount equal to the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from its incurrence of new Indebtedness under first lien secured bank financing in a Tranche E Repricing Transaction shall be accompanied by the payment of the fee required by Subsection 4.5(b)(v).”;

(xv)	by amending Subsection 4.4(e) of the Credit Agreement by inserting the following new sentence before the last sentence thereof:

“Each prepayment of Tranche E Term Loans pursuant to this Subsection 4.4(e)(ii)(A), but not any other prepayment of Tranche E Term Loans pursuant to Subsection 4.4(e) made prior to the date that is six months after the Fifth Amendment Effective Date in an amount equal to the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from its incurrence of new Indebtedness under first lien secured bank financing in a Repricing Transaction shall be accompanied by the payment of the fee required by Subsection 4.5(b)(v).”

(xvi)

by amending Subsection 4.4(g) of the Credit Agreement by deleting the reference to “shall be allocated pro rata among the Initial Term Loans, the Tranche C Term Loans, the Incremental Term Loans” and replacing it with “shall be allocated pro rata among the Initial Term Loans, the Tranche C Term Loans, the Tranche E Term Loans, the Incremental Term Loans”.

(xvii)	by amending Subsection 4.5(b) of the Credit Agreement to add a new subclause (v) as follows:

“(v) If, prior to the date that is six months after the Fifth Amendment Effective Date, the Borrower makes an optional prepayment or mandatory prepayment pursuant to Subsection 4.4(e)(ii)(A) of all or a portion of the Tranche E Term Loans in an amount equal to the Net Cash Proceeds received by the Borrower or any Restricted Subsidiary from its incurrence of new Indebtedness under first lien secured bank financing in a Tranche E Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a prepayment premium of 1.0% of the aggregate principal amount of Tranche E Term Loans being prepaid. If, prior to the date that is six months after the Fifth Amendment Effective Date, any Lender is replaced pursuant to Subsection 11.1(g) in connection with any amendment of this Agreement (including in connection with any refinancing transaction permitted under Subsection 11.6(g) to replace the Tranche E Term Loans) that results in a Tranche E Repricing Transaction, such Lender (and not any Person who replaces such Lender pursuant to Subsection 2.10(e) or 11.1(g)) shall receive a fee equal to 1.0% of the principal amount of the Tranche E Term Loans of such Lender assigned to a replacement Lender pursuant to Subsection 2.10(e) or 11.1(g).”;

(xviii)

by amending Subsection 5.16 of the Credit Agreement by (x) deleting the reference to “and (v)” in the first sentence thereof and replacing it with “, (v) in the case of the Tranche E Term Loans, to effect, in part, the Tranche E Effective Date Transactions, to repay a portion of the Tranche D Term Loans outstanding on the Fifth Amendment Effective Date, and to pay certain fees, premiums and expenses relating thereto and (vi)” and (y) replacing the reference to “in clauses (i), (ii), (iii) and (iv)” with “in clauses (i), (ii), (iii), (iv) and (v)”;

(xix)	by amending and restating Section 7.11 of the Credit Agreement as follows:

“7.11 Commercially Reasonable Efforts to Maintain Ratings. At all times, the Borrower shall use commercially reasonable efforts to maintain ratings (but not any particular rating) of the Initial Term Loans, the Tranche C Term Loans and the Tranche E Term Loans and a corporate rating (but not any particular rating) and corporate family rating (but not any particular rating), as applicable, for the Borrower by each of S&P and Moody’s.”

(xx)	by amending and restating Subsection 8.8(b) of the Credit Agreement as follows:

“(b) If an Event of Default under Subsection 9.1(a) or (f) is continuing, amend, supplement, waive or otherwise modify any of the provisions of any indenture, instrument or agreement evidencing Subordinated Obligations or Guarantor Subordinated Obligations in a manner that (i) changes the subordination provisions of such Indebtedness in a manner that is materially adverse to the Lenders or (ii) shortens the maturity date of such Indebtedness to a date that is prior to the Initial Term Loan Maturity Date, the Tranche C Term Loan Maturity Date and/or the Tranche E Term Loan Maturity Date or provides for a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loans, the Tranche C Term Loans and/or the Tranche E Term Loans; provided that, notwithstanding the foregoing, the provisions of this Subsection 8.8(b) shall not restrict or prohibit any refinancing of Indebtedness (in whole or in part) permitted pursuant to Subsection 8.1.”

(xxi)

by amending Subsection 10.8(a) of the Credit Agreement by deleting the references to “or Tranche C Repricing Transaction” and replacing it with “, Tranche C Repricing Transaction or Tranche E Repricing Transaction”.

(xxii)

by amending Subsection 11.1(d) of the Credit Agreement by deleting the references to “to provide for mandatory prepayments of the Initial Term Loans and/or the Tranche C Term Loans” and replacing it with “to provide for mandatory prepayments of the Initial Term Loans, the Tranche C Term Loans and/or the Tranche E Term Loans”.

(xxiii)

by amending Subsection 11.1(i) of the Credit Agreement by deleting the references to “or a Tranche C Repricing Transaction of the Tranche C Term Loans” and replacing it with “, a Tranche C Repricing Transaction of the Tranche C Term Loans or a Tranche E Repricing Transaction of the Tranche E Term Loans” and by deleting the references to “or “Tranche C Repricing Transaction” and replacing it with “, “Tranche C Repricing Transaction” or “Tranche E Repricing Transaction””.

(xxiv)	by amending Subsection 11.2(a) of the Credit Agreement by deleting the reference to “Schedules A, A-1, A-2 and A-3” and replacing it with “Schedules A, A-1, A-2, A-3, A-4 and A-5”.

(xxv)

by amending Subsection 11.5(a)(1)(ii) of the Credit Agreement by deleting the references to “and the Tranche C Term Loan Commitments” and replacing it with “, the Tranche C Term Loan Commitments and the Tranche E Term Loan Commitments”.

(xxvi)

by amending the second to last paragraph of Subsection 11.6(b) of the Credit Agreement by deleting the references to “and Tranche C Term Loan Commitments” and replacing it with “, Tranche C Term Loan Commitments and Tranche E Term Loan Commitments”.

(xxvii)

by amending the Subsection 11.6(c)(i) of the Credit Agreement by deleting the references to “including all or a portion of its Initial Term Loan Commitments, Tranche C Term Loan Commitments, Incremental Commitments” and replacing it with “including all or a portion of its Initial Term Loan Commitments, Tranche C Term Loan Commitments, Tranche E Term Loan Commitments, Incremental Commitments”; and

(xxviii)	by amending the Schedules to the Credit Agreement by adding Annex I hereto as new Schedule A-4 and Annex II hereto as Schedule A-5.

SECTION 3. Increase Supplement.

(a) This Section 3 of this Fifth Amendment constitutes an Increase Supplement pursuant to Subsection 2.8(c) of the Refinanced Credit Agreement.

(b) The Supplemental Term Loans made by each Incremental Term Lender are hereby established as and shall constitute “Supplemental Term Loans” and the Supplemental Term Loan Commitments made by each Incremental Term Lender are hereby established as and shall constitute “Supplemental Term Loan Commitments”, in each case pursuant to Subsection 2.8 of the Refinanced Credit Agreement.

SECTION 4. Conditions Precedent to Effectiveness.

(a) Effectiveness of Refinancing Amendments. The effectiveness of the Refinancing Amendment, including the obligation of each Tranche E Term Lender to make, or exchange its Tranche C Term Loan for, a Tranche E Term Loan, shall become effective on the date (the “Fifth Amendment Effective Date”) and at the time (the “Refinancing Amendments Effective Time”) on and at which each of the following conditions is satisfied or waived:

 (i) Amendment. The Administrative Agent shall have received the following, each of which shall be originals or facsimiles or “.pdf” or “tiff” files unless otherwise specified, each dated as of the Fifth Amendment Effective Date:

(i)

this Fifth Amendment executed and delivered by a duly authorized officer of the Borrower, each Tranche E Term Lender (which, in the case of Tranche E Term Lenders, may be in the form of an Existing Lender Signature Page), each Incremental Term Lender and the Administrative Agent; and

(ii)	the Acknowledgment and Consent attached to this Fifth Amendment (the “Acknowledgment”), executed by each Guarantor.

 (ii) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	executed legal opinion of Debevoise & Plimpton LLP, counsel to the Borrower and the other Loan Parties; and

(ii)	executed legal opinion of Holland & Knight LLP, special Florida counsel to certain of the Loan Parties.

 (iii) Officer’s Certificate. The Administrative Agent shall have received a certificate from the Borrower, dated the Fifth Amendment Effective Date, certifying the satisfaction of the conditions set forth in clauses (vi) and (vii) below.

 (iv) Fees. The joint lead arrangers and bookrunners in connection with the Fifth Amendment and the Administrative Agent shall have received all fees related to this Fifth Amendment payable to them to the extent due (which may be offset against the proceeds of the Tranche E Term Loans).

 (v) Secretary’s Certificate. The Administrative Agent shall have received a certificate from the Borrower, dated the Fifth Amendment Effective Date, substantially in the form of Exhibit F to the Existing Credit Agreement, with appropriate insertions and attachments of resolutions or other actions, evidence of incumbency and the signature of authorized signatories and Organizational Documents, executed by a Responsible Officer and the Secretary or any Assistant Secretary or other authorized representative.

 (vi) No Default. No Default or Event of Default under Subsection 9.1(a) or Subsection 9.1(f) of the Existing Credit Agreement shall have occurred and be continuing on the Fifth Amendment Effective Date or after giving effect to the making of the Tranche E Term Loans on the Fifth Amendment Effective Date.

 (vii) Representations and Warranties. The representations and warranties set forth in Section 5 hereof shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the Fifth Amendment Effective Date as if made on and as of such date.

 (viii) PATRIOT Act. The Administrative Agent shall have received at least three Business Days prior to the Fifth Amendment Effective Date all documentation and other information about the Loan Parties mutually agreed to be required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the CDD Rule, that has been reasonably requested in writing at least ten Business Days prior to the Fifth Amendment Effective Date.

The making of, or exchange of a Tranche C Term Loan for, Tranche E Term Loans by the Tranche E Term Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent, each Tranche E Term Lender and each Incremental Term Lender that each of the conditions precedent set forth in this Section 4 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

(b) Effectiveness of Incremental Amendments. The Incremental Amendments shall become effective on the Fifth Amendment Effective Date at the time (the “Incremental Amendments Effective Time”) immediately following the occurrence of the Refinancing Amendments Effective Time.

SECTION 5. Representations and Warranties. In order to induce the Tranche E Term Lenders and the Incremental Term Lenders to consent to this Fifth Amendment and to make or exchange its Tranche C Term Loans for its respective Tranche E Term Loans and Supplemental

Term Loans, the Borrower with respect to itself and its Restricted Subsidiaries represents and warrants to each of the Tranche E Term Lenders, each of the Incremental Term Lenders and the Administrative Agent that on and as of the Fifth Amendment Effective Date after giving effect to this Fifth Amendment:

(a)  the execution, delivery and performance by each Loan Party party hereto of this Fifth Amendment is within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and will not (i) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (ii) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of such Loan Party’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation;

(b) this Fifth Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(c) after giving effect to the amendments set forth in this Fifth Amendment, each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Credit Agreement or any other Loan Document are, except to the extent that they relate to a particular date, true and correct in all material respects on and as of the date hereof.

SECTION 6. Effects on Loan Documents; Acknowledgment.

(a) Except as expressly set forth herein, this Fifth Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents on the Fifth Amendment Effective Date. This Fifth Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Fifth Amendment Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Fifth Amendment. Each of the Loan Parties hereby consents to this Fifth Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement, as amended hereby.

(b) Without limiting the foregoing, each of the Loan Parties party to the Guarantee and Collateral Agreement and the other Security Documents, in each case as amended, supplemented, waived or otherwise modified from time to time, hereby (i) acknowledges and agrees that the Tranche E Term Loans and Supplemental Term Loans are Term Loans and the Tranche E Term Lenders and Incremental Term Lenders are Lenders, (ii) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (iii) reaffirms each Lien granted by such Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Guarantee and Collateral Agreement, (iv) acknowledges and agrees that the grants of security interests by and the guaranties of such Loan Party contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to the Fifth Amendment and (v) agrees that the Borrower Obligations and the Guarantor Obligations (each as defined in the Guarantee and Collateral Agreement) include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, the Tranche E Term Loans and the Supplemental Term Loans.

SECTION 7. Lender Consents and Authorization.

(a) Each Tranche E Term Lender and Incremental Term Lender party hereto (i) represents and warrants that it is legally authorized to enter into this Fifth Amendment; (ii) confirms that it has received a copy of the Existing Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Subsections 5.1 and 7.1 of the Existing Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fifth Amendment; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes each applicable Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto; (v) hereby affirms the acknowledgments and representations of such Tranche E Term Lender or Incremental Term Lender party hereto as a Lender contained in Subsection 10.5 of the Credit Agreement; provided, however, that the reference to the “Confidential Information Memorandum” in the second sentence thereof shall instead refer to that certain Lender Presentation dated December 9, 2024 and furnished to the lenders on December 9, 2024; and (vi) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with the terms of the Credit Agreement all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to Subsection 11.16 of the Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Subsection 4.11(b) of the Credit Agreement.

(b) Each Tranche E Term Lender and Incremental Term Lender party hereto has delivered or shall deliver herewith to the Borrower and the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Tranche E Term Lender and Incremental Term Lender party hereto may be required to deliver to the Borrower and the Administrative Agent pursuant to Subsection 4.11 of the Credit Agreement.

(c) Upon execution, delivery and effectiveness hereof, the Administrative Agent will record the Tranche E Term Loans of each Tranche E Term Lender party hereto and the Supplemental Term Loans of each Incremental Term Lender party hereto in the Register.

SECTION 8. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent in accordance with Subsection 11.5 of the Credit Agreement for (1) all of its reasonable and documented and invoiced out-of-pocket costs and expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable and documented and invoiced fees and disbursements of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent (and, for the avoidance of doubt, not of counsel to any other Lender).

SECTION 9. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile transmission, email or other electronic transmission (e.g., a “pdf”, “tiff” or DocuSign) shall be effective as delivery of a manually executed counterpart hereof. For purposes hereof, the words “execution,” “execute,” “executed,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formulations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

SECTION 10. Governing Law. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 11. Headings. The headings of this Fifth Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered as of the date first above written.

CORE & MAIN LP

By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Chief Financial Officer

[Core & Main - Signature Page to Fifth Amendment to Term Loan Credit Agreement]

Acknowledgment and Consent

Each Guarantor acknowledges and consents to each of the foregoing provisions of this Fifth Amendment. Each Guarantor further acknowledges and agrees that all Obligations under the Credit Agreement as modified by this Fifth Amendment shall be fully guaranteed and secured pursuant to the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof.

CORE & MAIN MIDCO, LLC

By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Chief Financial Officer

CORE & MAIN INTERMEDIATE GP, LLC

By:	/s/ Mark R. Witkowski
Name: Mark R. Witkowski
Title: Chief Financial Officer

DKC GROUP HOLDINGS, LLC

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

[Core & Main - Signature Page to Fifth Amendment to Term Loan Credit Agreement]

DKC INVESTMENTCO, LLC

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

DKC BLOCKER, INC.

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

DKC INTERMEDIATE I, LLC

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

[Core & Main - Signature Page to Fifth Amendment to Term Loan Credit Agreement]

DKC INTERMEDIATE II, LLC

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

DANA KEPNER COMPANY, LLC

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

WESTERN INDUSTRIAL SUPPLY, LLC

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

DANA KEPNER COMPANY OF WYOMING, LLC

By:	/s/ Stephen O. LeClair
Name: Stephen O. LeClair
Title: Chief Executive Officer

[Core & Main - Signature Page to Fifth Amendment to Term Loan Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, New Tranche E Term Lender and Incremental Term Lender

By:	/s/ Zachary Blaner
Name: Zachary Blaner
Title: Vice President

[Core & Main - Signature Page to Fifth Amendment to Term Loan Credit Agreement]

[Consenting Lender signature pages on file with the Administrative Agent]

Exhibit A

Form of Lender Signature Page to Fifth Amendment

The undersigned, a Lender holding Tranche C Term Loans (“you”), hereby consents to the Fifth Amendment to which this Existing Lender Signature Page to Fifth Amendment is attached and which will amend the Credit Agreement, dated as of August 1, 2017 (as amended by the Lender Joinder Agreement, dated as of July 8, 2019, the First Amendment, dated as of July 27, 2021, the Second Amendment, dated as of February 26, 2023, the Third Amendment, dated as of February 9, 2024, the Fourth Amendment, dated as of May 21, 2024, and as further amended, supplemented, waived or otherwise modified from time to time, the “Existing Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, and which is dated as of the date first above written and to be entered into among the Borrower, the several banks and financial institutions parties thereto as Lenders and the Administrative Agent (the “Fifth Amendment”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Fifth Amendment or the Existing Credit Agreement, as applicable.

If you are an Existing Tranche C Term Lender, you, if and only if you sign below, hereby irrevocably and unconditionally approve of, and consent to, the Fifth Amendment, and to the attachment of this Existing Lender Signature Page to the Fifth Amendment, and hereby agree that all parties to the Fifth Amendment are express third party beneficiaries of this Existing Lender Signature Page to Fifth Amendment and hereby further agree as follows:

Each undersigned Existing Tranche C Term Lender hereby irrevocably and unconditionally approves of, and consents to, the Fifth Amendment and the exchange (on a cashless basis) of 100% of the outstanding principal amount of the Tranche C Term Loans held by such Lender for a Tranche E Term Loan in a like principal amount. Each undersigned Lender hereby acknowledges and agrees that the Administrative Agent may, in its sole discretion, elect not to exchange any amount of such Lender’s Tranche C Term Loans for Tranche E Term Loans or to exchange (on a cashless basis) less than 100% of the principal amount of such Lender’s Tranche C Term Loans for Tranche E Term Loans, in which case the difference between the current principal amount of such Lender’s Tranche C Term Loans and the allocated principal amount of Tranche E Term Loans will be prepaid on, and subject to the occurrence of, the Fifth Amendment Effective Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Existing Lender Signature Page to the Fifth Amendment to be duly executed and delivered by its proper and duly authorized officer(s).

[NAME OF INSTITUTION]

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):

Annex I

Schedule A-4

Tranche E Term Loan Commitments

LENDER	TRANCHE E TERM LOAN COMMITMENT
JPMorgan Chase Bank, N.A.	$218,328,166.69
Exchanging Tranche C Term Lenders	$726,046,833.31
TOTAL:	$944,375,000.00

Annex II

Schedule A-5

Supplemental Term Commitments

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$200,000,000
TOTAL:	$200,000,000

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